UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 7, 2018

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MITEK SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-35231	87-0418827
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification number)
600 B. Street, Suite 100,  San Diego, California 92101
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (619) 269-6800
N/A
(Former name, or Former Address, if Changed Since Last Report)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On March 7, 2018, Mitek Systems, Inc. (the “Company”) held an annual meeting of its stockholders (the “Annual Meeting”). As of January 18, 2017, the record date for the Annual Meeting, there were 34,831,636 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, a total of 28,632,476 shares of the Company’s common stock were represented in person or by proxy. Set forth below is a brief description of each matter voted upon at the Annual Meeting and the voting results with respect to each matter. These proposals, each of which was approved by our stockholders at the Annual Meeting, are more fully described in the Company’s definitive proxy statement for the Annual Meeting filed with the U.S. Securities and Exchange Commission on January 29, 2018 (the “Proxy Statement”).

1.
A proposal to elect the following seven directors to serve until the Company’s 2019 annual meeting of stockholders and until their respective successors have been elected and qualified: James B. DeBello, William K. “Bill” Aulet, Kenneth D. Denman, James C. Hale, Bruce E. Hansen, Alex W. “Pete” Hart, and Jane J. Thompson.

	For	Withheld	Broker Non-Votes
James B. DeBello	15,789,303	181,395	12,661,778
William K. “Bill” Aulet	15,478,366	492,332	12,661,778
Kenneth D. Denman	15,591,003	379,695	12,661,778
James C. Hale	15,320,306	650,392	12,661,778
Bruce E. Hansen	15,829,958	140,740	12,661,778
Alex W. “Pete” Hart	15,477,916	492,782	12,661,778
Jane J. Thompson	15,013,669	957,029	12,661,778

2.	A proposal to approve the Employee Stock Purchase Plan.

For	Against	Abstained	Broker Non-Votes
15,642,232	300,796	27,670	12,661,778

3.	A proposal to ratify the selection of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2018.

For	Against	Abstained	Broker Non-Votes
27,553,938	743,702	334,836	—

4.	A proposal to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as presented in the Proxy Statement.

For	Against	Abstained	Broker Non-Votes
13,769,069	1,918,954	282,675	12,661,778

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mitek Systems, Inc.

March 8, 2019	By:	/s/ Jeffrey C. Davison
Jeffrey C. Davison
Chief Financial Officer